AMENDMENT TO EMPLOYMENT AGREEMENT

           THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into by and between Patient Safety Technologies, Inc. (“PST” or the “Company”) and Marc L. Rose (“Rose”) this 24th day of June, 2010.  Effective as of November 24th, 2009, the Company and Rose entered into an Agreement (the “Employment Agreement”) governing Mr. Rose’s employment with the Company. In connection with a preferred stock financing undertaken by the Company on or about the date hereof (the “Financing”), and intending to be legally bound and in consideration of the mutual promises contained herein, the parties agree as follows:

1. Definition of Good Reason.  Section 1(i) “Good Reason” under the Employment Agreement is hereby amended to add subsection (iv) therein to read as follows:

 “(iv) relocation of the Executive’s assigned workplace or obligation to perform services at a location more than 40 miles radius from Newtown, PA.”

2. Governing Law.  This Agreement shall be performed, interpreted and enforced according to the laws of the State of Delaware without regard to any choice of law provisions thereof.

3. Acknowledgment.  Rose agrees that the Financing does not constitute a “Change of Control” as defined in the Employment Agreement.

4. Entire Agreement.  This Amendment to Employment Agreement together with the Employment Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Rose. All provisions of Section 7 to the Employment Agreement are incorporated herein by reference.

5. Counterparts.  This Amendment to Employment Agreement may be executed in counterparts, by copy and by facsimile, each of which shall be legally enforceable as an original document and together which shall collectively constitute an entire agreement.

[signature page follows]

SIGNATURE PAGE TO ROSE AMENDMENT TO EMPLOYMENT AGREEMENT

Patient Safety Technologies, Inc.

By:
Steven H. Kane, President

Marc L. Rose